UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
Harley-Davidson, Inc.
_________________________________________________________________________________________________________________
(Name of Registrant as Specified In Its Charter)
_________________________________________________________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11(Set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

On April 17, 2025, Harley-Davidson, Inc. issued a press release in connection with its upcoming 2025 annual meeting of shareholders. A copy of the press release is attached hereto as Exhibit 1.

Harley-Davidson, Inc. To Report First Quarter 2025 Results on May 1, 2025

Webcast Conference Call Scheduled for 8 a.m. CT

MILWAUKEE (April 15, 2025) - Harley-Davidson, Inc. (NYSE: HOG) will release its first quarter 2025 financial results before market hours Thursday, May 1, 2025. The public is invited to attend an audio webcast from 8-9 a.m. CT. Harley-Davidson, Inc. senior management will discuss financial results, developments in the business, and updates to the Company’s outlook. A slide presentation supporting the discussion will be available prior to the audio webcast. Webcast participants should log-on and register at least 10 minutes prior to the start time and can access the slide presentation here: https://investor.harley-davidson.com/events-and-presentations/default.aspx . A replay of the audio webcast will be available approximately two hours after the call concludes.

Company Background Harley-Davidson, Inc. is the parent company of Harley-Davidson Motor Company and Harley-Davidson Financial Services.

Media Contact: Jenni Coats (414) 343-7902 Financial Contact: Shawn Collins (414) 343-8002

### (HOG-Earnings)